UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 29, 2016 (February 23, 2016)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On February 23, 2016, Activision Blizzard, Inc. (“Activision Blizzard”) completed the previously announced acquisition (the “Acquisition”) by ABS Partners C.V. (“ABS Partners”), a wholly owned subsidiary of Activision Blizzard, of all of the outstanding shares of King Digital Entertainment plc (“King”) for $18.00 in cash per share, for a total equity value of $5.9 billion.  As a result of the Acquisition, King became an indirect wholly owned subsidiary of Activision Blizzard.

The Acquisition was effected pursuant to a Transaction Agreement by and among Activision Blizzard, ABS Partners and King, and certain documents related thereto, copies of which have previously been filed as exhibits to a Current Report on Form 8-K filed by Activision Blizzard on November 3, 2015.  The Acquisition was approved by the shareholders of King at scheme meetings and an extraordinary general meeting, each held on January 12, 2016.  The Acquisition was subsequently sanctioned by the High Court of Ireland at a Court Hearing held on February 18, 2016.

A copy of the press release jointly issued by Activision Blizzard and King on February 23, 2016 announcing completion of the Acquisition is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2016, in connection with the completion of the Acquisition, Activision Blizzard borrowed an aggregate principal amount of $2.3 billion in the form of Tranche A Term Loans under, and as defined in, the Credit Agreement, dated as of October 11, 2013 (as amended by the First Amendment, dated as of November 2, 2015, the Second Amendment, dated as of November 13, 2015 and the Third Amendment, dated as of December 14, 2015, the “Credit Agreement”), by and among Activision Blizzard, as borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders, and the several other agents party thereto.  Immediately following the borrowing there was approximately $4.169 billion of term loans outstanding under the Credit Agreement.  On February 25, 2016, Activision Blizzard prepaid $500 million of its Initial Term Loans under, and as defined in, the Credit Agreement, reducing the aggregate term loans outstanding under the Credit Agreement to $3.669 billion.  In addition, in connection with the Tranche A Term Loans borrowing, on February 23, 2016 the 2015 Revolving Credit Facility, previously disclosed, and as defined, in Activision Blizzard’s Current Report on Form 8-K dated December 14, 2015, replaced Activision Blizzard’s previous revolving credit facility under the Credit Agreement.  The Tranche A Term Loans are described in further detail under Item 1.01 of Activision Blizzard’s Current Report on Form 8-K dated November 13, 2015 and the 2015 Revolving Credit Facility is described in further detail under Item 1.01 of Activision Blizzard’s Current Report on Form 8-K dated December 14, 2015, each of which description is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                                                                 Financial statements of businesses acquired.

The audited financial statements of King are not included in this Current Report on Form 8-K, and will be filed as soon as practicable, but no later than May 10, 2016, by amendment on Form 8-K/A.

(b)                                                                                 Pro forma financial information.

Pro forma financial information for Activision Blizzard reflecting the Acquisition is not currently available, and will be filed as soon as practicable, but no later than May 10, 2016, by amendment on Form 8-K/A.

(d)                                                                                 Exhibits

99.1                                                Press Release dated February 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2016

ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 23, 2016.